Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts", and to the use of our report dated October 31, 1997 in the Registration Statement (Form S-3) and related Prospectus of The Barbers, Hairstyling for Men & Women, Inc. for the registration of 1,150,000 shares of its common stock.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
September 11, 1998